UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2008


                            Gouverneur Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


        United States               1-14910                  04-3429966
----------------------------      ------------           -------------------
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)           File Number)           Identification No.)


                  42 Church Street, Gouverneur, New York 13642
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code): (315) 287-2600
                                                            --------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
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            On June 30, 2008, Gouverneur Bancorp, Inc. (the "Company") announced that the Company intends to undertake a 1-for-100 reverse stock split, followed immediately by a 100-for-1 forward stock split. The primary purpose and effect of the reverse and forward stock splits is to reduce the number of record holders of the Company's common stock below 300 so that the Company may terminate the registration of its common stock with the Securities and Exchange Commission. As a result of the reverse stock split, shareholders of record owning fewer than 100 shares of common stock would have such shares converted into the right to receive $10.00 for each share of common stock held prior to the reverse stock split. The press release announcing the approval of the plan to terminate the registration of the Company's common stock is included as
Exhibit 99.1 to this Report and is furnished herewith.


Item 9.01   Financial Statements and Exhibits.
            ---------------------------------

            (d)   Exhibits

                  Number      Description
                  ------      -----------

                  99.1        Press Release dated June 30, 2008


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Gouverneur Bancorp, Inc.

Date: June 30, 2008                    By: /s/ RICHARD F. BENNETT
                                           -------------------------------------
                                           Richard F. Bennett
                                           President and Chief Executive Officer


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